As filed with the Securities and Exchange Commission on June 16, 2017

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORUM ENERGY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1488595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

920 Memorial City Way, Suite 1000

Houston, Texas 77024

(Address, including zip code, of registrant’s principal executive offices)

Forum Energy Technologies, Inc. Amended and Restated Employee Stock Purchase Plan

(Full title of the plan)

Copy to:

James L. McCulloch

Executive Vice President, General Counsel and Secretary

Forum Energy Technologies, Inc.

920 Memorial City Way, Suite 1000

Houston, Texas 77024

(281) 949-2500

(Name, address and telephone number, including area code, of agent for service)

James B. Marshall Baker Botts L.L.P. 910 Louisiana Houston, Texas 77002-4995 (713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, $0.01 par value per share	900,000	$17.56	$15,804,000	$1,831.68

(1)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional shares as may become issuable under the Forum Energy Technologies, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”) as a result of the antidilution provisions thereof.
(2)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based on the average of the high and low sales price of the shares of Common Stock reported on the New York Stock Exchange on June 13, 2017.
(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities under the plan. A Registration Statement on Form S-8 has been filed previously on May 29, 2013 (File No. 333-188915) for other securities under the plan.

EXPLANATORY STATEMENT

This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 previously filed on May 29, 2013 (File No. 333-188915) are incorporated herein by reference and made a part hereof.

This Registration Statement on Form S-8 is filed by Forum Energy Technologies, Inc. to register an additional 900,000 shares of common stock, $0.01 par value per share, to be offered under the Forum Energy Technologies, Inc. Amended and Restated Employee Stock Purchase Plan.

PART II

Item 8.	Exhibits.

Exhibit Number	Document

4.1*	Third Amended and Restated Certificate of Incorporation of Forum Energy Technologies, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 filed on March 29, 2012).

4.2*	Second Amended and Restated Bylaws of Forum Energy Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 17, 2012).

4.3*	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on December 29, 2011).

4.4*	Forum Energy Technologies, Inc. Amended and Restated Employee Stock Purchase Plan. (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed on April 3, 2017).

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

*	Incorporated by reference to the filing indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 16th day of June, 2017.

FORUM ENERGY TECHNOLOGIES, INC.

By:	/s/ Prady Iyyanki
Prady Iyyanki
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Christopher Gaut, Prady Iyyanki and James L. McCulloch, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on this 16th day of June, 2017.

Name	Title

/s/ Prady Iyyanki Prady Iyyanki	President and Chief Executive Officer (Principal Executive Officer)

/s/ James W. Harris James W. Harris	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Tylar K. Schmitt Tylar K. Schmitt	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ C. Christopher Gaut C. Christopher Gaut	Executive Chairman of the Board

/s/ Evelyn M. Angelle Evelyn M. Angelle	Director

/s/ David C. Baldwin David C. Baldwin	Director

/s/ John A. Carrig John A. Carrig	Director

/s/ Michael McShane Michael McShane	Director

/s/ Franklin Myers Franklin Myers	Director

/s/ Terence M. O’Toole Terence M. O’Toole	Director

/s/ Louis Raspino, Jr. Louis Raspino, Jr.	Director

/s/ John Schmitz John Schmitz	Director

/s/ Andrew L. Waite Andrew L. Waite	Director

INDEX TO EXHIBITS

Exhibit Number	Document

4.1*	Third Amended and Restated Certificate of Incorporation of Forum Energy Technologies, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 filed on March 29, 2012).

4.2*	Second Amended and Restated Bylaws of Forum Energy Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 17, 2012).

4.3*	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on December 29, 2011).

4.4*	Forum Energy Technologies, Inc. Amended and Restated Employee Stock Purchase Plan. (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed on April 3, 2017).

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

*	Incorporated by reference to the filing indicated.